Exhibit 99.1

iPower Inc. Advances Digital Asset Strategy and E-Commerce Platform Development

Company Prepares Digital Asset Treasury Strategy with Yield and Expands Digital Asset Product Pipeline

Rancho Cucamonga, CA – July 29, 2025 — iPower Inc. (NASDAQ: IPW), a data and technology driven e-commerce retailer and infrastructure company, today announced further developments in its digital asset strategy and technology initiatives. These efforts are part of iPower’s long-term roadmap to integrate blockchain capabilities across treasury operations, consumer offerings, and future commerce infrastructure.

“We believe the future of commerce will be deeply integrated with digital assets. iPower is taking concrete steps to build responsibly and unlock new infrastructure and product layers for the next generation of global commerce,” said Lawrence Tan, CEO of iPower Inc.

Digital Asset Treasury Strategy with Yield

iPower plans to allocate a portion of capital toward acquiring Digital Assets as a reserve asset when appropriate resources are available. As part of this strategy, rather than holding these assets passively, the Company intends to deploy them into institutional-grade lending structures designed to generate low-risk, predictable yield while preserving principal.

This strategy is designed to enhance capital efficiency and generate income from reserve holdings, while remaining consistent and in alignment with iPower’s responsibilities as a publicly traded company.

Consumer Crypto Product Roadmap

In parallel, iPower plans to develop a suite of consumer-focused digital asset offerings that align with its existing e-commerce distribution capabilities:

- Cloud Mining Resale — simplified access to mining rewards without hardware management
- Hardware Wallet Distribution — retail-friendly self-custody solutions delivered via iPower’s fulfillment network
- Crypto Financial Product Referrals — curated offerings through regulated partners for yield and custody solutions

These products are being designed with the aim of seamlessly integrating into iPower’s existing digital and physical distribution channels, emphasizing utility, education, and security.

Platform Infrastructure

iPower is also in the process of preparing a commercial SaaS platform—which is being developed internally in collaboration with external partners—to support cross-border e-commerce. As part of this initiative, the company is evaluating the use of a stablecoin infrastructure to facilitate faster and lower-cost international settlement in the future.

Why iPower Is Positioned to Lead

- U.S.-based, publicly listed and fully audited
- Long history of execution in e-commerce logistics, fulfillment and software
- Balanced strategy across treasury, product and platform layers
- Long-term vision grounded in responsible innovation, compliance and shareholder value

Join Us in Building Crypto-Native Infrastructure

iPower invites strategic partners, customers and investors to join in shaping the future of commerce and infrastructure. Mr. Tan concluded, “We’re not just experimenting with digital assets — we intend to build sustainable value through real products, capital strategy and technology.”

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About iPower Inc.

iPower Inc. is a tech and data-driven online retailer, as well as a provider of value-added ecommerce services for third-party products and brands. In addition to its plans to expand into a crypto treasury and blockchain infrastructure services company, iPower's capabilities include a full spectrum of online channels, robust fulfillment capacity, a nationwide network of warehouses, competitive last mile delivery partners and a differentiated business intelligence platform. iPower believes that these capabilities will enable it to efficiently move a diverse catalog of SKUs from its supply chain partners to end consumers every day, providing the best value to customers in the U.S. and other countries. For more information, please visit iPower's website at www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current plans, expectations and projections about iPower’s financial condition, business strategy, development, financial needs and general market conditions. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower’s Annual Report on Form 10-K and in its other SEC filings. In addition, risks related to the proposed digital asset strategy include, but are not limited to: volatility in financial markets; regulatory compliance and oversight risks, including changes in laws or interpretations that could impact the legality or profitability of trading activities; operational and cybersecurity risks associated with financial systems and data management; potential reputational risks; and the Company's ability to attract and retain qualified personnel to manage and oversee trading functions. There can be no assurance that the Company's plans regarding the development of a digital asset strategy and related activities will be able to be implemented or that they will achieve their intended objectives following implementation. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Contact:
IPW.IR@meetipower.com

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